                                                                EXHIBIT 10.12

                                                               EXECUTION COPY



______________________________________________________________________________




                                   STOCK PURCHASE

                                        AND

                            MANAGEMENT BUYOUT AGREEMENT


                                       AMONG


                       HARVEYS L.V. MANAGEMENT COMPANY, INC.,

                               HARVEYS CASINO RESORTS

                            LILY POND INVESTMENTS, INC.


                                        AND


                               HARD ROCK HOTEL, INC.





______________________________________________________________________________

                               Dated as of July 1, 1997

                                  TABLE OF CONTENTS


                                                                               PAGE

                                    ARTICLE I
CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 1.1    Certain Defined Terms. . . . . . . . . . . . . . . . . . .   3
     Section 1.2    Other Definitional Provisions. . . . . . . . . . . . . . .   6

                                   ARTICLE II
SALE OF STOCK; TERMINATION OF MANAGEMENT AGREEMENT; CLOSING. . . . . . . . . .   6
     Section 2.1    Stock Repurchase; Management Buyout. . . . . . . . . . . .   6
     Section 2.2    Closing; Closing Date. . . . . . . . . . . . . . . . . . .   6

                                   ARTICLE III
REPRESENTATIONS AND WARRANTIES OF HARVEYS. . . . . . . . . . . . . . . . . . .   7
     Section 3.1    Authority of Harveys . . . . . . . . . . . . . . . . . . .   7
     Section 3.2    Authority of HLVMC . . . . . . . . . . . . . . . . . . . .   7
     Section 3.3    Title to the Common Stock. . . . . . . . . . . . . . . . .   7
     Section 3.4    No Conflicts . . . . . . . . . . . . . . . . . . . . . . .   7
     Section 3.5    Consents and Approvals . . . . . . . . . . . . . . . . . .   8
     Section 3.6    Government Licenses, Permits and Related Approvals . . . .   8
     Section 3.7    Contracts. . . . . . . . . . . . . . . . . . . . . . . . .   8
     Section 3.8    Employee Information; Extraordinary Payments . . . . . . .   8
     Section 3.9    Labor Relations. . . . . . . . . . . . . . . . . . . . . .   9
     Section 3.10   Employee Benefit Plans . . . . . . . . . . . . . . . . . .   9
     Section 3.11   Insurance. . . . . . . . . . . . . . . . . . . . . . . . .  10
     Section 3.12   Litigation . . . . . . . . . . . . . . . . . . . . . . . .  11
     Section 3.13   Transactions with Affiliates . . . . . . . . . . . . . . .  11
     Section 3.14   Use of Certain Ideas . . . . . . . . . . . . . . . . . . .  11
     Section 3.15   Brokers. . . . . . . . . . . . . . . . . . . . . . . . . .  11
     Section 3.16   Leases of Real Property. . . . . . . . . . . . . . . . . .  11
     Section 3.17   No Other Agreements to Sell. . . . . . . . . . . . . . . .  11
     Section 3.18   Governmental Relations . . . . . . . . . . . . . . . . . .  11

                                   ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND LILY POND. . . . . . . . . .  12
     Section 4.1    Organization . . . . . . . . . . . . . . . . . . . . . . .  12
     Section 4.2    Authority of the Purchasers. . . . . . . . . . . . . . . .  12
     Section 4.3    No Conflicts . . . . . . . . . . . . . . . . . . . . . . .  12
     Section 4.4    Consents and Approvals . . . . . . . . . . . . . . . . . .  12
     Section 4.5    No Registration. . . . . . . . . . . . . . . . . . . . . .  13

                                                                               PAGE
     Section 4.6    Brokers. . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Section 4.7    Litigation . . . . . . . . . . . . . . . . . . . . . . . .  13

                                    ARTICLE V
CERTAIN AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     Section 5.1    Conduct of Business. . . . . . . . . . . . . . . . . . . .  13
     Section 5.2    Regulatory and Other Authorizations and Consents . . . . .  14
     Section 5.3    Further Actions. . . . . . . . . . . . . . . . . . . . . .  14
     Section 5.4    Books and Records. . . . . . . . . . . . . . . . . . . . .  15
     Section 5.5    [Intentionally Left Blank] . . . . . . . . . . . . . . . .  15
     Section 5.6    Stockholders Agreement; By-laws. . . . . . . . . . . . . .  15
     Section 5.7    Commission Filing. . . . . . . . . . . . . . . . . . . . .  15
     Section 5.8    [Intentionally Left Blank] . . . . . . . . . . . . . . . .  15
     Section 5.9    Operating and Capital Budgets. . . . . . . . . . . . . . .  16

                                   ARTICLE VI
CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     Section 6.1    Conditions Precedent to Obligations of Parties . . . . . .  16
     Section 6.2    Conditions of the Company's and Lily Pond's Obligation
                    to Close . . . . . . . . . . . . . . . . . . . . . . . . .  16
     Section 6.3    Conditions to Harveys' Obligations to Close. . . . . . . .  18

                                   ARTICLE VII
EMPLOYEE MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Section 7.1    Continuity of Employment . . . . . . . . . . . . . . . . .  19
     Section 7.2    Transfer of Plans. . . . . . . . . . . . . . . . . . . . .  19

                                  ARTICLE VIII
INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     Section 8.1    Indemnity of the Company . . . . . . . . . . . . . . . . .  20
     Section 8.2    Indemnity of Lily Pond . . . . . . . . . . . . . . . . . .  20
     Section 8.3    Indemnity of Harveys and HLVMC by the Company. . . . . . .  21
     Section 8.4    Indemnity of Harveys and HLVMC by Lily Pond. . . . . . . .  21
     Section 8.5    Indemnification Procedures . . . . . . . . . . . . . . . .  21
     Section 8.6    Other Agreements Concerning Indemnity. . . . . . . . . . .  22

                                   ARTICLE IX
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     Section 9.1    Termination and Abandonment. . . . . . . . . . . . . . . .  22
     Section 9.2    Fees and Expenses; Transfer Taxes. . . . . . . . . . . . .  23
     Section 9.3    Survival of Representations and Warranties . . . . . . . .  23

                                                                               PAGE
     Section 9.4    Counterparts . . . . . . . . . . . . . . . . . . . . . . .  24
     Section 9.5    Governing Law. . . . . . . . . . . . . . . . . . . . . . .  24
     Section 9.6    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . .  24
     Section 9.7    Notices. . . . . . . . . . . . . . . . . . . . . . . . . .  24
     Section 9.8    Successors and Assigns . . . . . . . . . . . . . . . . . .  26
     Section 9.9    Headings; Definitions. . . . . . . . . . . . . . . . . . .  26
     Section 9.10   Amendments and Waivers . . . . . . . . . . . . . . . . . .  26
     Section 9.11   Severability . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 9.12   Integration. . . . . . . . . . . . . . . . . . . . . . . .  27
     Section 9.13   Joint and Several. . . . . . . . . . . . . . . . . . . . .  27
     Section 9.14   No Third Party Beneficiaries . . . . . . . . . . . . . . .  27
     Section 9.15   Communications . . . . . . . . . . . . . . . . . . . . . .  27

SCHEDULE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SCHEDULE 3.7  CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SCHEDULE 3.8(c) EMPLOYMENT CONTRACTS . . . . . . . . . . . . . . . . . . . . .  34

SCHEDULE 3.10(a) EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . .  35

SCHEDULE 3.10(d) CERTAIN PAYMENTS. . . . . . . . . . . . . . . . . . . . . . .  36

SCHEDULE 3.11 INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

SCHEDULE 3.12  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SCHEDULE 3.13  TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . . . . . .  39

SCHEDULE 4.7  LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

SCHEDULE 6.3(h). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

CERTIFICATE OF HARD ROCK HOTEL, INC.,
A NEVADA CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

EXHIBIT LIST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

SCHEDULES:

                                                                PAGE

Schedule 3.7        Contracts
Schedule 3.8(c)     Employee Information
Schedule 3.10(a)    Employee Benefit Plans
Schedule 3.10(d)    Certain Payments
Schedule 3.11       Insurance
Schedule 3.12       Litigation
Schedule 3.13       Transactiosn with Affiliates
Schedule 4.7        Litigation
Schedule 6.3(h)     Financial Obligaitons

EXHIBITS:

EXHIBIT A           Form of Transition Services Agreement
EXHIBIT B           Form of Amendment to the Stockholders
                       Agreement
EXHIBIT C-1         Form of Release of Harveys
EXHIBIT C-2         Form of Release of HLVMC
EXHIBIT D-1         Form of Release of Lily Pond
EXHIBIT D-2         Form of Release of Morton

          STOCK PURCHASE and MANAGEMENT BUYOUT AGREEMENT (this "AGREEMENT") dated as of July 1, l997, among HARD ROCK HOTEL, INC., a Nevada corporation (the "COMPANY"), LILY POND INVESTMENTS, INC., ("LILY POND" and, together with the Company, the "PURCHASERS"), HARVEYS L.V. MANAGEMENT COMPANY, INC., a Nevada corporation ("HLVMC"), and HARVEYS CASINO RESORTS, a Nevada corporation formerly known as Harveys Wagon Wheel, Inc. ("HARVEYS")

                                 W I T N E S S E T H:

          WHEREAS, Harveys is the record and beneficial owner of 40% of the outstanding capital stock of the Company;

          WHEREAS, Harveys and the Company are parties to the Management Agreement, dated as of August 30, 1993 (the "MANAGEMENT AGREEMENT"), setting forth certain rights and obligations relating to, INTER ALIA, the management and operation of the Hotel;

          WHEREAS, the Company desires to terminate, and Harveys desires to have terminated, the Management Agreement, upon the terms and subject to the conditions set forth herein (such termination, the "MANAGEMENT BUYOUT");

          WHEREAS, Harveys desires to sell to the Company, and the Company desires to repurchase from Harveys, all of the outstanding shares of Harveys Class A Common Stock, no par value per share ("CLASS A COMMON STOCK"), and Harveys Class B Common Stock, no par value per share ("CLASS B COMMON STOCK"; and, together with such Class A Common Stock, the COMMON STOCK"), of the Company, upon the terms and subject to the conditions set forth herein (such purchase the "STOCK REPURCHASE");

          WHEREAS, in connection with this Agreement, the Stockholders Agreement, dated as of August 30, 1993 (the "STOCKHOLDERS AGREEMENT"), by and among the Company, Harveys and Lily Pond, will be cancelled, all as more fully set forth herein; and

          WHEREAS, upon the consummation of the transactions contemplated herein, the Management Agreement will be terminated and the Common Stock will be held in treasury by the Company.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE I
                            CERTAIN DEFINITIONS

          Section 1.1 CERTAIN DEFINED TERMS. As used in this Agreement the following terms shall have the following meanings:

          "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person or (if such Person is an individual) is a member of such person's family. As used in this definition of "AFFILIATE," the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

          "BUSINESS DAY" means any day which is not a Saturday, a Sunday or such other day on which banking institutions in New York, New York, generally are authorized or required by law or executive order to be closed.

          "CASINO" means the casino located at the Hotel.

          "CLASS A COMMON STOCK" has the meaning set forth in the recitals of this Agreement.

          "CLASS B COMMON STOCK" has the meaning set forth in the recitals of this Agreement.

          "CLOSING means the consummation of the transactions contemplated by Article II of this Agreement.

          "CLOSING DATE" has the meaning set forth in Section 2.2.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMON STOCK" has the meaning set forth in the recitals of this Agreement.

          "COMPANY" has the meaning set forth in the opening paragraph of this Agreement.

          "COMPANY'S PLANS" has the meaning set forth in Section 7.1.

          "ERISA" has the meaning set forth in Section 3.10.

          "GOVERNMENTAL AUTHORITY" means any nation or government (domestic or foreign), any state or other political subdivision thereof and any entity or person exercising executive, legislative, judicial (including any court) regulatory or administrative functions of or pertaining to government.

          "HARVEYS" has the meaning set forth in the opening paragraph of this Agreement.

          "HARVEYS PLANS" has the meaning set forth in Section 7.1.

          "HLVMC" has the meaning set forth in the opening paragraph of this Agreement.

          "HOTEL" means the property known as the Hard Rock Hotel & Casino, located at 4455 Paradise Road, Las Vegas, Nevada.

          "HOTEL EMPLOYEES" means persons employed by HLVMC or Harveys and who perform work at the Hotel or Casino.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of l976, as amended.

          "INDEBTEDNESS" means, for any Person (without duplication) (a) obligations created, issued or incurred by such Person for borrowed money;
(b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) capital lease obligations of such Person; (f) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations; and (g) Indebtedness of others guaranteed by such Person or for which such Person may become contingently liable.

          "INDEMNIFIED PARTY" has the meaning set forth in Section 8.5.

          "LIEN" means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise), security interest, security agreement or arrangement (including any conditional sale or other title retention agreement or any financing lease having substantially the same economic effect as any of the foregoing) or other restriction or charge of any kind or nature whatsoever.

          "LOSSES" has the meaning set forth in Section 8.1.

          "MANAGEMENT AGREEMENT" has the meaning set forth in the recitals to this Agreement.

           "MANAGEMENT BUYOUT" has the meaning set forth in the recitals to this Agreement.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect, individually or in the aggregate, on the business, assets, condition (financial or otherwise), results of operations or prospects of the Company.

          "MORTON" means Peter A. Morton, the individual, or the estate of Peter A. Morton.

          "NEVADA GAMING AUTHORITIES" means the Nevada Gaming Commission, Nevada State Gaming Control Board, Clark County Liquor and Gaming Licensing Board and any other governmental or administrative agency having jurisdiction over the gaming operations of the Company in the State of Nevada.

          "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PLAN" has the meaning set forth in Section 3.10.

          "PROCESS AGENT" has the meaning set forth in Section 9.6.

          "PURCHASE PRICE" has the meaning set forth in Section 2.2.

          "SEC" means the Securities and Exchange Commission and any successor organization.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated from time to time thereunder.

          "SMSA" means Standard Metropolitan Statistical Area.

          "STOCKHOLDERS AGREEMENT" has the meaning set forth in the recitals to this Agreement.

          "STOCK REPURCHASE" has the meaning set forth in the recitals of this Agreement.

          "TRANSFERRED EMPLOYEES" means (i) any employee offered employment by the Company immediately after the Closing, and who accepts such offer of employment at that time, including in each case those on vacation who were employed by HLVMC immediately prior to the Closing, and (ii) any employee on leave of absence or disability who returns to active employment within one year (or 18 months in the case of individuals who are disabled due to an injury or illness for which workers compensation benefits are payable after the Closing), in each case on terms that are substantially similar in the aggregate (including salary, job responsibility and location) to those provided to such employees immediately prior to the Closing or leave, as the case may be.

          "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement to be entered into between HLVMC and the Company, substantially in the form of Exhibit A.

          Section 1.2 OTHER DEFINITIONAL PROVISIONS. (a) Terms defined in this Agreement apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Unless otherwise required by the context, the words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation."

               (b) References to a Section or an Article are, unless otherwise specified, to one of the Sections or Articles of this Agreement, and references to a Schedule or Exhibit are, unless otherwise specified, to one of the Schedules or Exhibits attached hereto.

                                  ARTICLE II
           SALE OF STOCK; TERMINATION OF MANAGEMENT AGREEMENT; CLOSING

          Section 2.1 STOCK REPURCHASE; MANAGEMENT BUYOUT. On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the conditions set forth herein, at the Closing, Harveys shall sell to the Company, and the Company shall repurchase from Harveys, (i) the Common Stock and (ii) Harveys' rights under the Management Agreement. At the Closing, the Company will deliver by wire transfer, in immediately available funds, to the account specified by Harveys $45,000,000 in United States dollars (the "PURCHASE PRICE"), in consideration for the repurchase of the Common Stock and the buyout of the Management Agreement. The Purchase Price will be allocated to the purchase of the Common Stock and the buyout of the Management Agreement in the manner set forth in Schedule I. At the Closing, Harveys shall deliver to the Company, free and clear of Liens, for cancellation by the Company, certificates representing the Common Stock, with appropriate share transfer forms attached, duly endorsed in blank, together with evidence of payment of any applicable transfer taxes.

          Section 2.2 CLOSING; CLOSING DATE. Upon the terms and subject to the conditions set forth herein, the Closing will take place on the Closing Date at 10:00 a.m., New York City time, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York or such other place as shall be agreed upon by the parties hereto. The "CLOSING DATE" shall be the date on which the Closing occurs and shall mean the fifth Business Day after the satisfaction (or waiver) of the conditions to the Closing set forth in Article VI of this Agreement, or such other date and time as may be agreed by the parties hereto.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF HARVEYS

          Harveys hereby represents and warrants to the Company on the date hereof and on the Closing Date as follows:

          Section 3.1 AUTHORITY OF HARVEYS. Harveys is a corporation duly organized, validly existing and in good standing under the laws of Nevada. Harveys has the power and authority to execute and deliver this Agreement and each other agreement entered into in connection herewith to which it is a party and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the performance of Harveys' obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary proceedings on the part of the board of directors and the stockholders of Harveys. This Agreement has been, and at the Closing Date each of such other agreement will have been, duly executed and delivered by Harveys, and, assuming the due execution hereof or thereof by the Company, constitutes (or, in the case of such other agreement, on the Closing Date will constitute) the legal, valid and binding agreement of Harveys, enforceable against Harveys in accordance with its terms.

          Section 3.2 AUTHORITY OF HLVMC. HLVMC is a corporation duly organized, validly existing and in good standing under the laws of Nevada. HLVMC has the power and authority to execute and deliver this Agreement, the Transition Services Agreement and each other agreement entered into in connection herewith to which it is a party and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transition Services Agreement, the performance of HLVMC's obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary proceedings on the part of the board of directors and the stockholders of HLVMC. This Agreement has been, and at the Closing Date each of such other agreement will have been, duly executed and delivered by HLVMC and, assuming the due execution hereof or thereof by the Company, constitutes (or, in the case of such other agreement, on the Closing Date will constitute) the legal, valid and binding agreement of HLVMC, enforceable against HLVMC in accordance with its terms.

          Section 3.3 TITLE TO THE COMMON STOCK. Upon consummation of the Stock Repurchase at the Closing as contemplated by this Agreement, the Company will acquire from Harveys good and valid title to the Common Stock free and clear of any Liens.

          Section 3.4 NO CONFLICTS. The execution, delivery and performance by each of Harveys and HLVMC of this Agreement and the other agreements entered into in connection herewith and the consummation of the transactions contemplated hereby and thereby will not (i) violate or conflict with any provision of Harveys or HLVMC's Articles of Incorporation or by-laws or similar organizational instrument, subject to obtaining the consents and approvals disclosed in Section 3.5, (ii) violate or conflict with any law, rule or regulation or any court or administrative order, process, judgment or decree to which each of Harveys or HLVMC is a party or by which each of them (or any of their respective properties or assets) is bound or
(iii) violate, breach or conflict with any provision of, or result in the acceleration of or entitle any party to accelerate (whether after notice or lapse of time or both) any obligation under or pursuant to any provision of, any indenture, agreement, contract or other instrument to which Harveys is a party or by which any of its assets is bound.

          Section 3.5 CONSENTS AND APPROVALS. Except for the requisite approvals of the Nevada Gaming Authorities, no registration, filing, application, notice, consent, approval, order, qualification or waiver is required to be made, filed, given or obtained by Harveys or HLVMC with, to or from any persons or Governmental Authorities or private agencies in connection with the consummation of the Stock Repurchase, the Management Buyout or the other transactions contemplated hereby (including, without limitation, the execution of the Transition services Agreement) or the performance of the obligations of Harveys and HLVMC hereunder except for those that have already been made, filed, given or obtained and are in full force and effect.

          Section 3.6 GOVERNMENT LICENSES, PERMITS AND RELATED APPROVALS. The Company has each license, permit, consent, approval, authorization, qualification and order of any Governmental Authority necessary to enable it to conduct its business, except where the failure to have any such license, permit, consent, approval, authorization, qualification or order could not, individually or in the aggregate, have a Material Adverse Effect. All such licenses, permits, consents, approvals, authorizations, qualifications and orders were validly issued, are in full force and effect, and the Company is in compliance with the terms and conditions thereof, except where the failure to be in such compliance has not resulted in and could not, individually or in the aggregate, result in a Material Adverse Effect.

          Section 3.7 CONTRACTS. Schedule 3.7 contains a true and correct list of all contracts and agreements in effect entered into by Harveys or HLVMC on behalf of, or for the benefit of, the Company.

          Section 3.8 EMPLOYEE INFORMATION; EXTRAORDINARY PAYMENTS. Harveys has furnished to the Company a complete list of all full and part-time Hotel Employees and a description of all compensation for each of such employees (on a year-to-date basis) as of June 8, 1997.

               (a) The transactions contemplated by this Agreement will not trigger any extraordinary payments of any kind to Harveys or Affiliate of Harveys or any Hotel Employee.

               (b) Except as provided in Schedule 3.8(c), no Hotel Employee has any employment contract (oral or written).

               (c) The Company is in compliance in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to discrimination, wages, hours, and the payment of social security and similar taxes.

          Section 3.9 LABOR RELATIONS. (a) There are no controversies pending or, to the knowledge of Harveys, threatened between the Company, Harveys or HLVMC on the one hand, and any of the Hotel Employees, prospective Hotel Employees, former Hotel Employees (including retirees), or labor unions or other collective bargaining representatives representing Hotel Employees on the other; (b) no unfair labor practice complaints have been filed against the Company, Harveys or HLVMC and none of the Company, Harveys or HLVMC has received any notice or communication reflecting an intention or a threat to file any such complaint with respect to any Hotel Employee; (c) there is no labor strike, dispute, slow-down or stoppage pending or, to the knowledge of Harveys, threatened against the Company; (d) no representation petition is pending with the National Labor Relations Board (or any other labor relations board) in respect of any of the Hotel's or Casino's operations; (e) HLVMC has paid in full to all Hotel Employees all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees; (f) none of the Company, Harveys or HLVMC has effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past three years, nor has the Company, Harveys or HLVMC planned or announced any such action or program for the future; (g) no promises of benefit improvements under the Plans have been made by the Company, Harveys or HLVMC or any Affiliate thereof to any Hotel Employee; (h) no grievance (including without limitation, any discrimination charge) is pending which might have a Material Adverse Effect; (i) with respect to any Hotel Employee, each of the Company, Harveys and HLVMC is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise, the non-compliance with which could, individually or in the aggregate, have a Material Adverse Effect; and
(j) since December 31, 1996, except in the ordinary course of business consistent with past practice, there has not been any general increase in the wages, salaries, compensation, pension or other benefits payable to Hotel Employees, or any specific increase in the wages, salaries, compensation, pension or other benefits payable to any Hotel Employee that receives in excess of $30,000 per annum in base salary, nor has there been any commitment, agreement or resolution to make any commitment or enter into any agreement relating to any such increase.

          Section 3.10     EMPLOYEE BENEFIT PLANS.   Schedule 3.10(a)
contains a correct and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated in this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not under which any Hotel Employee or former Hotel Employee or any member of the Company's or Harveys' Controlled Group (defined as organizations which are members of a controlled group of organizations within the meaning of sections 414 (b), (c), (m) or (o) of the
Code), has any present or future right to benefits or under which the Company had or has any past, present or future liability. All such plans, agreements, programs, policies and arrangements are referred to collectively as "Plans." No Plan is an "EMPLOYEE PENSION PLAN" within the meaning of section 3(2) of ERISA or a "MULTIEMPLOYER PLAN" within the meaning of Section 3(37) of ERISA.

               (a)  [Intentionally Left Blank]

               (b) (i) Each Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) with respect to any Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, no facts or circumstances exist which could give rise to any such actions, suits or claims and Harveys will promptly notify the Company in writing of any pending or threatened claims arising between the date hereof and the Closing Date; (iii) none of HLVMC, Harveys nor the Company or any other party has engaged in a prohibited transaction, as such term is defined under Section 4975 of the Code or Section 406 of ERISA, which could subject Harveys, HLVMC, the Company or the Company to any taxes, penalties or other liabilities under
Section 4975 of the Code or Sections 409, 502(i) or 502(l) of ERISA; (iv) no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any member of its Controlled Group, to any tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (v) all insurance premiums required to be paid with respect to any Plan as of the Closing Date have been or will be paid prior thereto and adequate reserves have been provided for on the Company's balance sheet for any premiums (or portion thereof) attributable to service on or prior to the Closing Date; (vi) for each Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to matters covered by the most recent Form since the date hereof; and (vii) each Plan may be amended or terminated without obligation or liability (other than those obligations and liabilities for which specific assets have been set aside in a trust or other funding vehicle) including any Plan that provides life, health or other welfare benefits to retirees, other than continuation coverage under Section 4980B of the Code and Part 6 Subtitle B of ERISA.

               (c) Except as set forth on schedule 3.10(d), no Plan exists which could result in the payment to any Hotel Employee of any money or other property or rights or accelerate or provide any other rights or benefits to any Hotel Employee as a result of the transactions contemplated in this Agreement.

          Section 3.11 INSURANCE. The Company has maintained in full force and effect the insurance on the properties, assets and business of the Company as described on Schedule

3.11 at all times since December 31, 1993. The Company maintains and will continue to maintain in full force and effect such insurance.

          Section 3.12 LITIGATION. Except as set forth in schedule 3.12, neither Harveys nor HLVMC is a party to, nor, to the knowledge of Harveys, are either of them threatened in writing with any legal action or other proceeding before any Governmental Authority which (i) asserts the invalidity of this Agreement or (ii) questions the consummation by Harveys or HLVMC of any of the transactions contemplated hereby.

          Section 3.13 TRANSACTIONS WITH AFFILIATES. From and after the closing, except for the Transition Services Agreement and the Mutual Releases, the Company will not be a party to any contract or agreement (whether written or oral) with Harveys, HLVMC or any Affiliate of Harveys other than those described on Schedule 3.13.

          Section 3.14 USE OF CERTAIN IDEAS. Neither Harveys nor any of its Affiliates has any intention to directly or indirectly manage, own any part of, operate, advise or become an officer, employee, director or consultant of any Person which manages, owns any part of, operates, or serves as an advisor to a hotel/casino located within the Las Vegas, Nevada SMSA whose decor is principally based on "rock 'n' roll" music memorabilia.

          Section 3.15 BROKERS. Except for Donaldson, Lufkin & Jenrette Securities Corporation (the fees and expenses of whom will be borne solely by Harveys and HLVMC), neither Harveys nor HLVMC has employed, or is subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with this Agreement or the transactions contemplated hereby.

          Section 3.16 LEASES OF REAL PROPERTY. Neither Harveys nor HLVMC has leased any space within the Hotel.

          Section 3.17 NO OTHER AGREEMENTS TO SELL. Except for the Stockholders Agreement, neither Harveys nor any Affiliate thereof has any agreement, absolute or contingent, with any other Person to sell the Common Stock, or to effect any merger, consolidation or other reorganization of the Company, or to enter into any agreement with respect thereto.

          Section 3.18 GOVERNMENTAL RELATIONS. Neither Harveys, HLVMC nor the Company has received any notice with respect to the Company from a Governmental Authority of (i) a pending audit adjustment or assessment or
(ii) a pending disciplinary action.

                                  ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND LILY POND

          The Company hereby represents and warrants to Harveys and HLVMC on the date hereof and the Closing Date with regard to matters affecting the Company, and Lily Pond hereby represents and warrants to Harveys and HLVMC on the date hereof and the Closing Date with regard to matters affecting Lily Pond, as follows:

          Section 4.1 ORGANIZATION. Lily Pond is validly existing and in good standing under the laws of the state of its incorporation.

          Section 4.2 AUTHORITY OF THE PURCHASERS. Each of the Company and Lily Pond has the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and, subject to the receipt of the requisite approvals of the Nevada Gaming Authorities, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of the Company's and Lily Pond's obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary proceedings on the part of the Company and Lily Pond. This Agreement has been duly executed and delivered by each of the Company and Lily Pond and, assuming the due execution hereof by HLVMC and Harveys, this Agreement constitutes the legal, valid and binding agreement of the Company and Lily Pond, enforceable against the Company and Lily Pond in accordance with its terms.

          Section 4.3 NO CONFLICTS. The execution, delivery and performance by the Company and Lily Pond of this Agreement and the other agreements entered into in connection herewith and the consummation of the transactions contemplated hereby and thereby will not (i) violate or conflict with any provision of the Company's or Lily Pond's Articles of Incorporation or by-laws or similar organizations instrument, subject to obtaining the consents and approvals disclosed in Section 4.4, (ii) violate or conflict with any law, rule or regulation or any court or administrative order, process, judgment or decree to which Lily Pond is a party or by which it (or any of its properties or assets (other than the Company) is bound or (iii) violate, breach or conflict with any provision of, or result in the acceleration of or entitle any party to accelerate (whether after notice or lapse or time or both) any obligation under or pursuant to any provision of, any indenture, agreement, contract or other instrument to which Lily Pond is a party or by which any of its assets (other than the Company) is bound.

          Section 4.4 CONSENTS AND APPROVALS. Except for the requisite approvals of the Nevada Gaming Authorities, no registration, filing, application, notice, consent, approval, order, qualification or waiver is required to be made, filed, given or obtained with, to or from any persons or Governmental Authorities or private agencies in connection with the consummation of the stock Repurchase, the Management Buyout or the other transactions contemplated hereby (including, without limitation, the execution of the Transition Services Agreement) or the performance of the obligations of Lily Pond and the Company hereunder except for those that have already been made, filed, given or obtained and are in full force and effect.

          Section 4.5 NO REGISTRATION. The Company acknowledges that the Common stock has not been registered for sale under the Securities Act, or under any state securities laws.

          Section 4.6 BROKERS. Except for Leeds Group Inc. (the fees and expenses of whom will be borne solely by the Company), neither Lily Pond nor the Company has employed nor is subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with this Agreement or the transactions contemplated hereby.

          Section 4.7 LITIGATION. Except as set forth in schedule 4.7, Lily Pond is not a party to, nor, to the knowledge of Lily Pond, is it threatened with, any legal action or other proceeding before any Governmental Authority which (i) asserts the invalidity of this Agreement or (ii) questions the consummation by Lily Pond of any of the transactions contemplated hereby, and Lily Pond does not have any knowledge of any basis for any such legal action or proceeding.

                                   ARTICLE V
                              CERTAIN AGREEMENTS

          Section 5.1      CONDUCT OF BUSINESS.   Each of Harveys and HLVMC
agrees that, unless the prior written consent of Lily Pond is obtained to do otherwise, during the period commencing on the date hereof and ending on the Closing Date:

                    (i) the business of the Company will be conducted by HLVMC in accordance with the Management Agreement and only in accordance with the most recent approved Annual Operating Budget (as defined in the Management Agreement), consistent with past practice, and the Company and HLVMC shall each use its reasonable commercial efforts to preserve the Company's present business organization intact and keep available the services of the Hotel Employees;

                    (ii) HLVMC shall maintain the books, accounts and recordsrelating to the Hotel and Casino in the usual, regular and ordinary manner, on a basis consistent with past practice, and shall cause the Company to comply with and perform in all material respects all laws and contractual and other obligations applicable to it and its business;

                    (iii) HLVMC shall not enter into, on behalf of the Company, any contract, agreement or other commitment which is outside the ordinary course of business except agreements for services to be rendered after the Closing;

                    (iv) Harveys shall not settle or compromise any litigation (whether or not commenced prior to the date of this Agreement) related to the Hotel and Casino;

                    (v) neither Harveys nor HLVMC shall take any action or fail to take any action that would cause the representations and warranties to become untrue; and

                    (vi) neither Harveys nor HLVMC nor the Company shall authorize any of, or commit or agree to take any action inconsistent with the foregoing.

               (a) Lily Pond agrees that, unless the prior written consent of Harveys is obtained to do otherwise, during the period commencing on the date hereof and ending on the Closing Date:

                    (i) it will not direct the Company nor will it take any action (or refrain from taking any action) that would interfere with the conduct of the business of the Hotel including the commencement of any construction or similar activities to expand the Hotel; and

                    (ii) it wi1l not make requests or impose requirements on Gary Selesnar or any members of his staff that would interfere with any of them devoting their full business time and attention to the management of the business as currently carried on by the Hotel.

          Section 5.2 REGULATORY AND OTHER AUTHORIZATIONS AND CONSENTS. Each of the parties hereto will use its reasonable efforts to obtain the timely authorizations, consents, orders and approvals of Governmental Authorities and officials and of other third parties that may be or become necessary, proper or advisable in connection with the performance of its obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby and will cooperate fully with each other in promptly seeking to obtain such authorizations, consents, orders and approvals as may be necessary, proper or advisable for the performance of its respective obligations pursuant to this Agreement including, without limitation, the receipt of all requisite approvals of the Nevada Gaming Authorities. The parties hereto will promptly file any additional information requested as soon as practicable after receipt of the request, will not take any action which will have the effect of delaying, impairing or impeding the receipt of any required approvals and will use their reasonable efforts to secure such approvals as promptly as possible.

          Section 5.3      FURTHER ACTIONS.   Subject to the terms and
conditions hereof, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the parties agree to cooperate with each other in order to obtain the regulatory approvals necessary to enable the consummation of the transactions contemplated hereby.

               (a) Upon request Harveys and HLVMC shall make available to the Company a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) of each Plan and, to the extent applicable, with respect to each Plan, (i) any related trust agreement, annuity contract or other funding instrument; (ii) the most recent determination letter; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Company or HLVMC to Hotel Employees concerning the extent of the benefits provided under a Plan; and (iv) for the three most recent years, the Form 5500 and attached schedules.

          Section 5.4 BOOKS AND RECORDS. On the Closing Date, HLVMC and Harveys shall transfer to the Company all contracts, agreements, commitments, books, records, files and other data relating to the Hotel and/or Casino, including any of the foregoing stored on computer.

          Section 5.5      [INTENTIONALLY LEFT BLANK]

          Section 5.6      STOCKHOLDERS AGREEMENT; BY-LAWS.   Concurrently
with the execution and delivery of this Agreement the parties shall execute and deliver an amendment to the stockholders Agreement substantially in the form of Exhibit B hereto.

               (a) Prior to the Closing Date, the Company shall amend its by-laws to provide for the waiver of Nevada Revised Statutes Sections 78.378 through 78.3793, inclusive.

               (b) Prior to the Closing Date, the Company shall amend its Articles of Incorporation to provide that the Company shall be excluded from the application of Nevada Revised Statutes Section 78.288.2(b).

               (c) Prior to the Closing Date, the Company shall not (i) issue any capital stock, (ii) incur any Indebtedness or (iii) declare or pay any dividend or distribution, in each case without the prior written consent of Morton.

          Section 5.7 COMMISSION FILING. Lily Pond agrees to prepare a transfer of interest application form, and Morton agrees to file an amended shareholder's application form and an operator's application form with the Nevada Gaming Authorities no later than thirty (30) days after the date hereof. Each of Harveys, HLVMC, Lily Pond and Morton agree to cooperate with the Nevada Gaming Authorities' investigation, including the furnishing of all information and/or documents requested by said Authorities.

          Section 5.8      [INTENTIONALLY LEFT BLANK]

          Section 5.9 OPERATING AND CAPITAL BUDGETS. Immediately upon the execution hereof the Annual Operating Budget and Annual Plan (each as defined in the Management Agreement) previously submitted by HLVMC to the Company on September 30, 1996, shall be deemed approved NUNC PRO TUNC as of November 1, 1996.

                                  ARTICLE VI
                                  CONDITIONS

          Section 6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES. The respective obligations of the parties hereto are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

               (a) NO INJUNCTION, ETC. There shall not be in effect any preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or by any United States federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal or state governmental authority which restrains, enjoins or otherwise prohibits the Closing.

               (b) NO PROCEEDING OR LITIGATION. No suit, action or governmental proceeding before any court or other Governmental Authority shall have been commenced and be pending or currently threatened by any Governmental Authority against Harveys, HLVMC or the Company or any of their Affiliates seeking to restrain, prevent or change in any material respect the transactions contemplated in this Agreement or seeking material damages in connection with any of such transactions.

          Section 6.2 CONDITIONS OF THE COMPANY'S AND LILY POND'S OBLIGATION TO CLOSE. The Company's and Lily Pond's obligation to consummate the Closing is subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions:

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Harveys and HLVMC contained herein shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) at and as of the Closing Date (other than
Section 3.14), with the same force and effect as though made at and as of the Closing Date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) as of such date.

               (b) PERFORMANCE OF AGREEMENT. Each of Harveys and HLVMC shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by such party prior to or at the Closing Date.

               (c) CERTIFICATE OF HARVEYS. The Company shall have received a certificate of Harveys and HLVMC, dated the Closing Date, executed on behalf of Harveys and HLVMC by the President or a Senior Vice President, to the effect that the conditions specified in (a) and (b) above have been fulfilled.

               (d) APPROVAL OF THE NEVADA GAMING AUTHORITIES. All approvals from the Nevada Gaming Authorities necessary or advisable for the performance of the transactions contemplated herein shall have been obtained, without the imposition of conditions on such approvals unacceptable to the Company in its sole and absolute discretion. The parties hereto acknowledge that the requirement for obtaining such approvals may not be waived.

               (e) DEBT FINANCING. The Company shall have received the proceeds of debt financing sufficient to consummate the transactions contemplated by this Agreement and to repay all outstanding principal of and interest on Indebtedness owed by the Company to Wells Fargo Bank on terms satisfactory to the Company in its sole discretion.

               (f) POWERS OF ATTORNEY. Harveys shall have delivered to the Company instruments or certificates of cancellation, discharge and release in form and substance satisfactory to the Company, effecting or evidencing the cancellation, discharge or release of all powers of attorney related to the Hotel and Casino.

               (g) BANK ACCOUNTS. Either Harveys or HLVMC shall have delivered to the Company, or the Company shall otherwise have obtained, such instruments in form and substance satisfactory to the Company, effecting or evidencing the cancellation, discharge or release of HLVMC of all ownership and control, in favor of the Company or its designee(s), of all bank accounts of the Company.

               (h) TRANSITION SERVICES AGREEMENT. HLVMC shall have executed and delivered to the Company the Transition Services Agreement.

               (i) SECRETARY'S OR ASSISTANT SECRETARY'S CERTIFICATE. The Company shall have received from Harveys and HLVMC certificates, dated the Closing Date, of a Secretary or Assistant Secretary, Harveys or HLVMC, as the case may be, certifying the incumbency of those officers of Harveys or HLVMC, as the case may be, executing this Agreement and any closing document delivered hereunder. Attached to such certificate as Exhibit A shall be a copy of the Certificate of Incorporation and By-Laws of Harveys or HLVMC, as the case may be, certified by such Secretary or Assistant Secretary as in effect (except as otherwise specified in such certificate) at all times since the date of the first resolution referred to in the next succeeding sentence. Attached to such certificate as Exhibit B shall be certified copies of the resolutions of the Board of Directors of Harveys or HLVMC, as the case may be, authorizing the execution and delivery of this Agreement and the Transition Services Agreement and the consummation of the transactions contemplated herein and therein.

               (j) RESIGNATION OF OFFICERS AND DIRECTORS. Any Person who is an officer or director of the Company and who is an Affiliate of either Harveys or HLVMC shall have resigned such position.

               (k) RELEASES. Harveys and HLVMC shall have executed and delivered releases in the forms of Exhibits C-1 and C-2, respectively.

               (l) GARY SELESNAR. Gary Selesnar shall be employed by Harveys as the general manager of the Hotel and there shall not have been any diminution of his duties since the date hereof.

          Section 6.3      CONDITIONS TO HARVEYS' OBLIGATIONS TO CLOSE.
Harveys obligations to consummate the Closing are subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions:

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The Representations and warranties of the Company and Lily Pond contained herein shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except to the extent that any representation or warranty is made as of a specified date, in which case such representation or warranty shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) as of such date.

               (b) PERFORMANCE OF AGREEMENTS. The Company and Lily Pond shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by them prior to or at the Closing Date.

               (c) Harveys shall have received a certificate of the Company and Lily Pond, dated the Closing Date, executed by Lily Pond and on behalf of the Company, by a Vice President, to the effect that the conditions specified in paragraphs (a) and (b) above have been fulfilled.

               (d) SECRETARY'S OR ASSISTANT SECRETARY'S CERTIFICATE. Harveys shall have received from the Company and Lily Pond certificates, dated the Closing Date, of a Secretary or Assistant Secretary of the Company or Lily Pond, as the case may be, certifying the incumbency of those officers of the Company or Lily Pond, as the case may be, executing this Agreement and any closing document delivered hereunder. Attached to such certificate as Exhibit A shall be a copy of the Certificate of Incorporation and By-Laws of the Company or Lily Pond, as the case may be, certified by such Secretary or Assistant Secretary as in effect (except as otherwise specified in such certificate) at all times since the date of the first resolution referred to in the next succeeding sentence. Attached to such certificate as Exhibit B shall be certified copies of the resolutions of the Board of Directors of the Company or Lily Pond, as the case may be, authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

               (e) FEES AND REIMBURSABLE EXPENSES OWED. Harveys shall have received the Base Management Fee and Incentive Fee (each as defined in the Management Agreement) and all fees and expenses reimbursable under the Management Agreement accrued up to the Closing Date.

               (f) TRANSITION SERVICES AGREEMENT. The Company shall have executed and delivered to Harveys the Transition Services Agreement.

               (g) RELEASES. Lily Pond and Morton shall have executed and delivered releases in the forms of Exhibits D-l and D-2, respectively.

               (h) FINANCIAL OBLIGATIONS. All financial and other obligations of HLVMC or Harveys pertaining to the Company or the management of the Company and described on Schedule 6.3(h) shall have become the obligations of the Company.

                                  ARTICLE VII
                               EMPLOYEE MATTERS

          Section 7.1 CONTINUITY OF EMPLOYMENT. The parties hereto intend that there shall be continuity of employment with respect to all the Transferred Employees. The Company will offer employment as a successor employer immediately after the Closing to Hotel Employees. Any Hotel Employee on leave of absence or disability who returns to active employment within one year (or 18 months in the case of individuals who are disabled due to an injury or illness for which workers compensation benefits are payable) after the Closing shall be offered employment by the Company on such date and, upon acceptance of such offer of employment shall thereupon become a Transferred Employee. Nothing in this Section 7.1 shall interfere with or curtail the ability of the Company to make employment decisions with respect to the Transferred Employees subsequent to the Closing.

          Section 7.2 TRANSFER OF PLANS. (a) No assets or liabilities with respect to any plan, program or arrangement established by Harveys or any other employer for the benefit of any employees of the Hotel (the "HARVEYS PLANS") shall be transferred as a result of this Agreement.
Benefits payable to any Transferred Employees under the Harveys Plans (including, for the purposes of this Section 7.2, any related supplemental nonqualified plan maintained for the benefit of any Transferred Employee whose benefits under Harveys' Plans would otherwise have been limited under the Code (a "SERP")) through the Closing shall be payable to such Transferred Employees pursuant to the terms of, and at the time and in the amounts provided under, the Harveys Plans based upon such Transferred Employees' years of service with, and compensation received from, Harveys through the Closing (including periods of employment with any other employer which is taken into account under any of the Harveys Plans). All Transferred Employees who are not fully vested as of the Closing in benefits accrued as of such date under the Harveys Plans (other than a SERP) will become fully vested in such accrued benefits. All Harveys stock options granted to Transferred Employees shall become fully vested upon the Closing.

               (b) As soon as practicable after the Closing, the Company shall cause the Transferred Employees to be enrolled in the employee benefit plans, programs and arrangements of the Company in which they are eligible to participate. Subject to any necessary approvals of both of the applicable pension boards, all such employees shall be granted service credit under each corresponding plan of the Company for purposes of eligibility and vesting, for creditable service performed prior to Closing.

               (c) Harveys shall be responsible for all medical, dental and other insurance claims incurred by Hotel Employees prior to becoming Transferred Employees but will be reimbursed by the Company as soon as practicable after the Closing.

                                 ARTICLE VIII
                                INDEMNIFICATION

          Section 8.1 INDEMNITY OF THE COMPANY. On and after the Closing Date, Harveys and HLVMC jointly and severally agree to defend, indemnify, reimburse and hold harmless, up to an amount not to exceed $45 million in the aggregate, the Company, each of the Company's Affiliates and each officer and director thereof against any and all (i) losses, debts, liabilities, damages, obligations, claims, demands, judgments or settlements of any nature or kind, known or unknown, liquidated or unliquidated, including all reasonable out-of-pocket costs and expenses relating thereto (legal, accounting or otherwise) (collectively, "Losses") arising out of or resulting from (X) any breach of any representation or warranty by or on behalf of Harveys contained in Article III hereof; PROVIDED, that the aggregate amount of such Losses exceed $500,000 and then from the first dollar of all such Losses, or (Y) any other covenant or agreement of Harveys or HLVMC contained in this Agreement or the Transition Services Agreement, unless such breach of such covenant or agreement was waived by the Company in writing, or (ii) 40% of all Losses arising out of or resulting from any business or activity of HLVMC, as the manager of the Hotel prior to the Closing Date, or any litigation relating thereto, other than in connection with the ordinary course of business.

          Section 8.2 INDEMNITY OF LILY POND. On and after the Closing Date, Harveys and HLVMC jointly and severally agree to defend, indemnify, reimburse and hold harmless, up to an amount not to exceed $45 million in the aggregate, Lily Pond, each of Lily Pond's Affiliates and each officer and director thereof against any and all Losses arising out of or resulting from (i) any breach of any representation or warranty by or on behalf of HLVMC contained in Article III hereof; PROVIDED, that the aggregate amount of such Losses exceed $500,000 and then from the first dollar of all such Losses, or (ii) any other covenant or agreement of Harveys or HLVMC contained in this Agreement or the Transition Services Agreement, unless such breach of such covenant or agreement was waived by Lily Pond in writing.

          Section 8.3 INDEMNITY OF HARVEYS AND HLVMC BY THE COMPANY. On and after the Closing Date, the Company agrees to defend, indemnify, reimburse and hold harmless, up to an amount not to exceed $45 million in the aggregate, each of Harveys and HLVMC, their respective Affiliates and each officer and director thereof against any and all Losses arising out of or resulting from any breach of (i) any representation or warranty by or on behalf of the Company contained in Article IV hereof; PROVIDED, that the aggregate amount of such Losses exceed $500,000 and then from the first dollar of all such Losses, and (ii) any other covenant or agreement of the Company contained in this Agreement or the Transition Services Agreement, unless such breach of such covenant or agreement was waived by each of Harveys and HLVMC.

          Section 8.4 INDEMNITY OF HARVEYS AND HLVMC BY LILY POND. On and after the Closing Date, Lily Pond agrees to defend, indemnify, reimburse and hold harmless, up to an amount not to exceed $45 million in the aggregate, each of Harveys and HLVMC, their respective Affiliates and each officer and director thereof against any and all Losses arising out of or resulting from any breach of (i) any representation or warranty by or on behalf of Lily Pond contained in Article IV hereof; PROVIDED, that the aggregate amount of such Losses exceed $500,000 and then from the first dollar of all such Losses, and (ii) any other covenant or agreement of Lily Pond contained in this Agreement, unless such breach of such covenant or agreement was waived by each of Harveys and HLVMC.

          Section 8.5 INDEMNIFICATION PROCEDURES. In the event that any Person shall incur or suffer any Losses in respect of which indemnification may be sought hereunder, such Person (an "INDEMNIFIED PARTY") may assert a claim for indemnification by written notice to the indemnifying parties under this Article VIII. In the case of Losses arising or which may arise by reason of any third-party claim, promptly after receipt by the Indemnified Party of notice of the assertion of the claim, the Indemnified Party shall promptly notify the indemnifying parties in writing of the claim; PROVIDED that the failure to notify the indemnifying parties will not relieve such indemnifying parties from any liability which they may have to such Indemnified Party, except to the extent that (and only to the extent that) such failure results in a failure of actual notice to the indemnifying parties and such indemnifying parties are damaged as a result of such failure to give notice. In any such action brought against an Indemnified Party, the indemnifying parties will be entitled to participate therein and, to the extent that they may wish (and provided that they will have acknowledged in writing to the Indemnified Party the obligation of the indemnifying parties to indemnify the Indemnified Party in respect of such claim or action fully pursuant to this Article VIII and have provided reasonable assurance of their financial ability to satisfy such obligations), to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party. After notice from the indemnifying parties to the Indemnified Party of its election to assume the defense of such claim or action, the indemnifying parties will not be liable to the Indemnified Parties under this Article VIII for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED that the Indemnified Party will have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the employment thereof has been specifically authorized by the indemnifying parties, (ii) such Indemnified Party will have been advised by counsel reasonably satisfactory to the indemnifying parties that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying parties and in the reasonable judgment of such counsel it is advisable for such Indemnified Party to employ separate counsel, or (iii) the indemnifying parties have failed to assume the defense of such action and employ counsel reasonably satisfactory to the Indemnified Party, in which case, if such Indemnified Party notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, such indemnifying parties will not have the right to assume the defense of such action on behalf of such Indemnified Party. The indemnifying parties will not be liable for any settlement of any such action effected without their written consent (which consent will not be unreasonably withheld), but if settled with its written consent, the indemnifying parties will indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement in accordance with this Article VIII. The indemnifying parties will not settle any action without the consent of the Indemnified Party unless such settlement is for money damages only and contains an unconditional release of the Indemnified Party.

          Section 8.6 OTHER AGREEMENTS CONCERNING INDEMNITY. The indemnities provided in this Article 8 shall survive the Closing.
Notwithstanding anything in the foregoing to the contrary, the amount of any indemnity payable pursuant to this Article 8 by either Harveys and HLVMC, on the one hand, or Lily Pond and the Company on the other, shall be reduced by any tax benefit due the party claiming the loss.

                                  ARTICLE IX
                                 MISCELLANEOUS

          Section 9.1      TERMINATION AND ABANDONMENT.

               (a) GENERAL. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time, but not later than the Closing Date:

                    (i) by mutual consent of Lily Pond, the Company, Harveys and HLVMC;

                    (ii) by Lily Pond or the Company if the Closing shall not have occurred on or before six months from the date hereof, unless the absence of such occurrence shall be due to the failure of the Company to perform in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing; or

                    (iii) by Harveys and HLVMC if the Closing shall not have occurred on or before six months from the date hereof, unless the absence of such occurrence shall be due to the failure of HLVMC or Harveys to perform in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing.

               (b) PROCEDURE UPON TERMINATION. In the event of the termination and abandonment of this Agreement, written notice thereof will promptly be given to the other parties hereto and this Agreement will terminate and the transactions contemplated hereby (except as provided in Section 9.2) shall be abandoned without further action by any of the parties hereto.

          Section 9.2 FEES AND EXPENSES; TRANSFER TAXES. (a) If the transactions contemplated hereby are consummated, each of the Company, Lily Pond, Harveys and HLVMC will pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement and the Transition Services Agreement, including attorneys', accountants' and other advisors' fees and the fees and expenses of any broker, finder or agent retained by such party in connection with the transactions contemplated by the Agreement and any expenses incurred by the Company in contemplation of the consummation of the Management Buyout (the "FEES AND EXPENSES") . If the transactions contemplated hereby are not consummated, Lily Pond will pay the Fees and Expenses of Lily Pond and the Company, and Harveys and HLVMC will pay the Fees and Expenses of Harveys and HLVMC; PROVIDED, if the transactions contemplated hereby are not consummated as a result of action or inaction by either Harveys or HLVMC of any provision contained in Article V, then Harveys and HLVMC shall be jointly and severally liable for the Fees and Expenses incurred by Lily Pond and the Company and if the transactions contemplated hereby are not consummated as a result of action or inaction by Lily Pond of any provision contained in Article V or, in the case of Section 5.7 only, Morton, then Lily Pond shall be liable for the Fees and Expenses incurred by Harveys, HLVMC and the Company.

               (b) HLVMC shall pay, or cause to be paid, all recordation, stock transfer or similar taxes or fees, deed, stamp or other taxes, recording charges, fees, or other similar costs or expenses of any kind required in connection with the effectuation of the transactions contemplated by this Agreement, whether such tax or fee is imposed on HLVMC, Harveys or the Company.

          Section 9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All Representations and warranties of the parties contained in this Agreement or in any Schedule hereto will survive the Closing until eighteen months after the Closing Date except that the Representations and warranties contained in Sections 3.1, 3.3, 3.10, 3.14, 4.1 and 4.2 shall survive the Closing until the expiration of the longest statute of limitations applicable thereto, including any extensions thereof. No action or proceeding may be brought or litigation commenced with respect to any of the representations and warranties which survive only until eighteen months after the Closing Date unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or breach of warranty, shall have been delivered to the party alleged to have breached such representation or warranty prior to such date and no action or proceeding may be brought or litigation commenced with respect to the remaining Representations and warranties unless written notice thereof, setting forth in reasonable detail the claimed misrepresentation or warranty, shall have been delivered prior to the expiration of such statute of limitations.

          Section 9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 9.5 GOVERNING LAW. The laws of the State of [Nevada] will govern the interpretation, validity and performance of the terms of this Agreement.

          Section 9.6 WAIVER OF JURY TRIAL. The Company, HLVMC and Harveys hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding relating to this Agreement or any other agreement entered into in connection therewith and for any counterclaim with respect thereto.

          Section 9.7 NOTICES. All notices hereunder shall be in writing and will be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid ,or sent by telecopy to the party to whom it is directed. If mailed, such notice will be deemed effective three days after mailing and shall be sent as follows:

               (a)  If to HLVMC to it at the following addresses:

                    Harveys L.V. Management Company, Inc.
                    P.O. Box 128
                    Lake Tahoe, NV 89449
                    Telecopy:   (702) 588-0601;

               with a copy to:

                    Scarpello & Alling, Ltd.
                    276 Kingsbury Grade, Suite 2000
                    Stateline, Nevada 89449
                    Telecopy: (702) 588-4970

                    Attn:  Ronald D. Alling, Esq.

                    Morgan, Lewis & Bockius LLP
                    801 S. Grand Avenue, 22nd Fl.
                    Los Angeles, California 90017
                    Telecopy: (213) 612-2554

                    Attn:  Peter Wallace, Esq.

               (b)  If to Harveys, to it at the following address:

                    Harveys Casino Resorts
                    P.O. Box 128
                    Lake Tahoe, NV 89449
                    Telecopy: (702) 588-0601;

               with a copy to:

                    Scarpello & AIling, Ltd.
                    276 Kingsbury Grade, Suite 2000
                    Stateline, Nevada 89449
                    Telecopy: (702) 588-4970

                    Attn:  Ronald D. AIling, Esq.

                    Morgan, Lewis & Bockius LLP
                    801 S. Grand Avenue, 22nd Fl.
                    Los Angeles, California 90017
                    Telecopy: (213) 612-2554

                    Attn:  Peter Wallace, Esq.

               (c)  If to the Company or Lily Pond, at the following address:

                    510 North Robertson Boulevard
                    Los Angeles, CA 90048
                    Telecopy:  (310) 652-8747

                    Attn:  Chief Executive Officer

               with a copy to:

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York 10017
                    Telecopy: (212) 455-2502

                    Attn:  Gary I. Horowitz, Esq.

or at such other address as any such party shall have specified in writing to the other parties hereto.

          Section 9.8 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, executors and legal representatives; PROVIDED that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto. Notwithstanding the foregoing, the Company will have the right to assign its rights and obligations hereunder to an Affiliate of the Company.

          Section 9.9 HEADINGS; DEFINITIONS. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

          Section 9.10 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either Harveys and HLVMC or the Company and Lily Pond may, only by an instrument in writing, waive compliance by such other party hereto with any term or provision of this Agreement to be performed or complied with.
The waiver by any party hereto of a breach of any term or provision of this Agreement will not operate or be construed as a waiver of any subsequent breach or a waiver of any other provision of this Agreement.

          Section 9.11 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance is invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby and may be enforced to the greatest extent permitted by law.

          Section 9.12 INTEGRATION. This Agreement taken together with the Transition Services Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

          Section 9.13 JOINT AND SEVERAL. All covenants, representations and warranties made by HLVMC or Harveys in this Agreement shall be deemed to be joint and several covenants, representations and warranties of HLVMC and Harveys.

          Section 9.14 NO THIRD PARTY BENEFICIARIES. This Agreement shall inure exclusively to the benefit of and be binding upon the parties hereto and their respective successors, assigns, executors and legal representatives. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          Section 9.15     COMMUNICATIONS.

               (a) PUBLIC ANNOUNCEMENTS. Except for the joint press release to be issued by the parties hereto on the date hereof, from the date hereof until the Closing, each of Harveys, HLVMC, the Company, Lily Pond and Morton will not, and will not permit any of its respective Affiliates or representatives to, issue or cause the publication of any press release or make any other public announcement with respect to the transactions contemplated by this Agreement or the conduct of the business of the Hotel, unless such announcement is required by law, in which case the disclosing party will inform the other parties of such announcement as far in advance as is practicable.

               (b) EMPLOYEES. Without limiting the provisions of Section 4(c) (3) of the Management Agreement, from the date hereof through the Closing, no party hereto will conduct meetings to discuss the transactions contemplated by this Agreement with the employees at large or send written communications to the employees at large with respect to the transactions contemplated by this Agreement, without the approval of the other parties hereto, which approval shall not be unreasonably withheld.

               (c) INJUNCTIVE RELIEF. The parties acknowledge that there may be no adequate remedy at law for a breach of this Section 9.15 and that money damages may not be an adequate remedy for breach of such Section. Therefore, the parties agree that each party hereto shall have the right, in addition to any other rights it may have, to injunctive relief and specific performance of this Section 9.15 in the event of any breach of such Section. The remedy set forth in the preceding two sentences is cumulative and shall in no way limit any other remedy any party hereto has at law, in equity or pursuant hereto.

               (d) PERMITTED COMMUNICATION. Notwithstanding anything to the contrary contained herein, Lily Pond and Morton and their respective Affiliates shall not be bound by this Section 9.15 in connection with obtaining gaming approvals.

          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.

                                        HARD ROCK HOTEL, INC.



                                        By:  /s/ Peter Morton
                                             -------------------------------
                                        Title:


                                        By:  ________________________________
                                        Title:


                                        LILY POND INVESTMENTS, INC.


                                        By:  /s/ Peter Morton
                                             -------------------------------
                                        Title:


                                        HARVEYS CASINO RESORTS


                                        By:  ________________________________
                                        Title:


                                        HARVEYS L.V. MANAGEMENT
                                             COMPANY, INC.


                                        By:  ________________________________
                                        Title:

          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.

                                        HARD ROCK HOTEL, INC.



                                        By:  ________________________________
                                        Title:


                                        By:  /s/ Thomas Yturbide
                                             -------------------------------
                                        Title: Secretary


                                        LILY POND INVESTMENTS, INC.


                                        By:  ________________________________
                                        Title:


                                        HARVEYS CASINO RESORTS


                                        By:  /s/ Charles W. Scharer
                                             -------------------------------
                                        Title: President/CEO


                                        HARVEYS L.V. MANAGEMENT
                                             COMPANY, INC.


                                        By:  /s/ Charles W. Scharer
                                             -------------------------------
                                        Title: President

     I, PETER A. MORTON, agree to vote my shares in Lily Pond to cause Lily Pond to take all reasonable actions required pursuant to the terms of this Agreement to be taken by Lily Pond to consummate and make effective the transactions contemplated by this Agreement.

By: /s/ Peter Morton
    --------------------------------
     PETER A. MORTON

                                                                 SCHEDULE I



Allocation of Purchase Price

     Termination of Management Agreement                    $24,218,000
     Purchase of Common Stock                               $20,782,000
                                                            -----------
          Total                                             $45,000,000
                                                            -----------
                                                            -----------


Methodology

     Termination of Management Agreement

                                  SCHEDULE 3.7
                                   CONTRACTS



None.

                                SCHEDULE 3.8(c)
                             EMPLOYMENT CONTRACTS



Gary Selesner

                               SCHEDULE 3.10(a)
                            EMPLOYEE BENEFIT PLANS


GENERAL

Medical Insurance
Dental Insurance
Vision Care
Medical Stop Loss Insurance
Life Insurance
Accidental Death & Dismemberment Insurance
Supplemental Life Insurance
Long Term Disability
401k Plan
Company Stock Purchase Plan

EXECUTIVE

Short Term Incentive Plan
Stock Option Plan
Long Term Incentive Plan (Gary Selesnar only)

                               SCHEDULE 3.10(d)
                               CERTAIN PAYMENTS


As provided in Section 7.2(a) of the Stock Purchase and Management Buyout Agreement, all Harveys stock options granted to Transferred Employees shall become fully vested upon the Closing.

                                  SCHEDULE 3.11
                                   INSURANCE


TYPE OF INSURANCE                            CARRIER

General Liability                            Insurance Company of the West
   Automobile

Umbrella Liability                           AIG
                                             Zurich
                                             CIGNA
                                             Fireman's Fund

Excess Workers Compensation                  National Union

Crime                                        Aetna

Kidnap & Ransom                              Aetna

Fiduciary Liability                          Aetna

Professional/General Liability               Scottsdale
   Pool & Spa

Bond

Nevada Sales Tax                             Travelers/Aetna

Nevada Contractors Board                     Travelers/Aetna

Self Insurer's Workers Compensation          St. Paul

                                 SCHEDULE 3.12
                                  LITIGATION



None.

                                 SCHEDULE 3.13
                         TRANSACTIONS WITH AFFILIATES


Stockholders Agreement, dated as of August 30, 1993, by and among Hard Rock Hotel, Inc., Harveys Casino Resorts (f/k/a Harveys Wagon Wheel, Inc.), and Lily Pond, Inc., as amended to date.

                                  SCHEDULE 4.7
                                  LITIGATION



None.

                                SCHEDULE 6.3(h)



None.